Exhibit 99.1

Beam Therapeutics Announces Business and Pipeline Progress and Reports Third Quarter 2020 Financial Results

BEAM-201, an Off the Shelf Allogeneic CD7-Targeting CAR-T, Named as Development Candidate for Treatment of T-ALL; First Cell Therapy Featuring Four Simultaneous Genetic Edits; Demonstrates 96-99% On-target Editing and In Vivo Proof of Concept of Tumor Clearance

Multiple Upcoming Data Presentations Demonstrate Strength and Breadth of Base Editing Platform, Including First Preclinical Data from GSDIa Program

$135 Million in Capital Raised through Successful Follow-on Offering

CAMBRIDGE, Mass., Nov. 10, 2020 - Beam Therapeutics Inc. (Nasdaq: BEAM), a biotechnology company developing precision genetic medicines through base editing, today reported pipeline updates, recent business highlights and third quarter 2020 financial results.

“2020 has been a year of significant progress for Beam,” said John Evans, chief executive officer of Beam. “Since the start of the year, we’ve named three development candidates from our portfolio, now including BEAM-201, our multiplex editing program for the treatment of T-cell acute lymphoblastic leukemia. We are also pleased to report that we’re on track to submit our first IND in the second half of 2021, with BEAM-101 for the treatment of sickle cell disease. The continued advancement of our pipeline is a testament to both the strength and breadth of our base editing platform and our exceptional team. Combined with the capital we’ve added to our balance sheet, we are well positioned to continue our strategy of advancing multiple programs to the clinic in parallel, in the hope of providing much-needed new treatment options for patients with serious diseases.”

Base Editing Progress

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First CAR-T Base Editing Development Candidate, BEAM-201, Named for Treatment of T-ALL; Data Presented at Society for Immunotherapy of Cancer’s 35th Anniversary Annual Meeting & Pre-Conference Programs (SITC 2020): Beam is advancing BEAM-201, a potent and specific anti-CD7 CAR-T multiplex editing program for the treatment of relapsed/refractory T-cell acute lymphoblastic leukemia (T-ALL), a severe disease affecting children and adults with five-year overall survival of less than 25%. BEAM-201 is produced using a GMP-compliant, clinical-scale process in which T-cells derived from healthy donors are simultaneously base edited at four genomic loci then transduced with a lentivirus coding for an anti-CD7 CAR. The resulting cells are universally-compatible, allogeneic (“off the shelf”) CD7-targeting CAR-T cells resistant to both fratricide and immunosuppression. Preclinical data from this approach were reported in a poster as part of SITC 2020, which is being held virtually from November 9-14, 2020. Editing with BEAM-201 led to potent, dose-dependent tumor control in vitro and in an in vivo xenograft mouse model. Details of the presentation are as follows:

o	Title: Highly efficient multiplexed base editing enables the development of investigational universal CD7-targeting CAR-T Cells to treat T-ALL

Publication Number: 111

Category: Cellular Therapies

Upcoming Base Editing Data Presentations

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First Data Highlighting Base Editing Program for Glycogen Storage Disease Type Ia to be Presented at American Association for the Study of Liver Diseases’ (AASLD) The Liver Meeting Digital Experience™: Beam will present the first data highlighting its novel base-editing strategy for correcting disease-causing mutations underlying Glycogen Storage Disease Type Ia (GSDIa) during a poster session at AASLD’s The Liver Meeting Digital Experience, which is being held virtually November 13-16, 2020. Details of the presentation are as follows:

o	Title: Base-Editing as a Therapeutic Approach for the Direct Correction of Disease-Causing Mutations Underlying Glycogen Storage Disease Type Ia

Publication Number: 0589

Session Title: Genomics and Precision Medicine

Beam will also report data during an oral presentation at AASLD from its Alpha-1 Antitrypsin Deficiency (Alpha-1) program. Details of the presentation are as follows:

o	Title: Evaluation of Adenine Base Editing as a Potential Treatment for Alpha-1 Antitrypsin Deficiency

Publication Number: 0032

Session Title: Parallel 3: Metabolic and Genetic Diseases

Session Broadcast Date and Time: Saturday, November 14, 2020, 2:00 p.m. ET

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Updated Data from Novel Sickle Cell Disease Approaches to be Presented at 62nd American Society of Hematology Annual Meeting and Exposition (ASH 2020): Beam is pursuing two differentiated base editing approaches to treat hemoglobinopathies, BEAM-101 and BEAM-102, and will present updated preclinical data from these two complementary editing programs during poster sessions at ASH 2020, being held virtually December 5-8, 2020. Details of the presentations are as follows:

o	Title: Adenine Base Editing of the Sickle Allele in CD34+ Hematopoietic Stem and Progenitor Cells Eliminates Hemoglobin S

Session: 801. Gene Editing, Therapy and Transfer: Poster I

Date: Saturday, December 5, 2020

Publication Number: 1543

o	Title: Adenine Base Editing of Gamma Globin Gene Promoters Shows No Detectable Off-Target RNA or DNA Editing

Session: 801. Gene Editing, Therapy and Transfer: Poster I

Date: Saturday, December 5, 2020

Publication Number: 1545

Recent Business Highlights

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Successful $135 Million Follow-on Offering Completed: In October 2020, Beam sold 5,000,000 shares of common stock at a public offering price of $23.50 per share. Underwriters exercised in full their option to purchase up to an additional 750,000 shares of common stock at the public offering price, less the underwriting discounts and commissions. The gross proceeds of the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Beam, were approximately $135.1 million. The net proceeds of the offering were $126.6 million.

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Leadership Appointment: Courtney Wallace Promoted to Chief Business Officer: In November 2020, Beam promoted Courtney Wallace to chief business officer. Ms. Wallace previously served as senior vice president, head of business development and strategy at Beam. Ms. Wallace has served as Beam’s head of corporate strategy and business development since 2018.

Upcoming Investor Conference Presentation

John Evans, chief executive officer, will participate in a fireside chat during the Jefferies Virtual London Healthcare Conference on Thursday, November 19, 2020 at 4:25 p.m. GMT/12:25 p.m. ET.

The live webcast will be available in the investor section of the company's website at www.beamtx.com. The webcast will be archived for 60 days following the presentation.

Third Quarter 2020 Financial Results

•	Cash Position: Cash, cash equivalents and marketable securities were $202.2 million as of September 30, 2020. This cash balance does not include the proceeds of the October 2020 offering.
•	Research & Development (R&D) Expenses: R&D expenses were $29.8 million for the quarter ended September 30, 2020, compared to $12.5 million for the quarter ended September 30, 2019.
•	General & Administrative (G&A) Expenses: G&A expenses were $7.5 million for the quarter ended September 30, 2020, compared to $5.5 million for the quarter ended September 30, 2019.
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Net Loss: Net loss attributable to common stockholders was $34.5 million, or $0.69 per share, for the quarter ended September 30, 2020, compared to $22.3 million, or $3.31 per share, for the quarter ended September 30, 2019.

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company developing precision genetic medicines through the use of base editing. Beam’s proprietary base editors create precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This enables a wide range of potential therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases. For more information, visit www.beamtx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements related to: the expected timing of filing investigational new drug applications; our ability to advance programs to the clinic; the sufficiency of our cash position; expected presentations at upcoming conferences; and the therapeutic applications and potential of our technology, including our ability to develop precision genetic medicines for patients through base editing. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including, without limitation, risks and uncertainties related to: our ability to develop, obtain regulatory approval for, and commercialize our product candidates, which may take longer or cost more than planned; our ability to raise additional funding, which may not be available; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the potential impact of the COVID-19 pandemic; that preclinical testing of our product candidates and preliminary or interim data from preclinical and clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that enrollment of our clinical trials may take longer than expected; that our product candidates may experience manufacturing or supply interruptions or failures; risks related to competitive products; and the other risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, and in any subsequent filings with the Securities and Exchange Commission. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contacts:

Investors:

Chelcie Lister

THRUST Strategic Communications

chelcie@thrustsc.com

Media:

Dan Budwick

1AB

dan@1abmedia.com

Condensed Consolidated Balance Sheet Data
(in thousands)

	September 30, 2020	December 31, 2019
Cash, cash equivalents, and marketable securities	$202,220	$91,848
Total assets	278,273	156,099
Redeemable convertible preferred stock	—	302,049
Total stockholders’ equity (deficit)	200,071	(201,104)

Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
License revenue	$6	$6	$18	$12
Operating expenses:
Research and development	29,825	12,543	70,728	34,402
General and administrative	7,502	5,487	21,251	14,393
Total operating expenses	37,327	18,030	91,979	48,795
Loss from operations	(37,321)	(18,024)	(91,961)	(48,783)
Other income (expense):
Change in fair value of derivative liabilities	2,700	(1,600)	(8,700)	(3,600)
Interest and other income (expense), net	169	619	1,533	1,907
Total other income (expense)	2,869	(981)	(7,167)	(1,693)
Net loss	$(34,452)	$(19,005)	$(99,128)	$(50,476)
Accretion of redeemable convertible preferred stock to redemption value, including dividends on preferred stock	—	(3,262)	(1,277)	(9,451)
Net loss attributable to common stockholders	$(34,452)	$(22,267)	$(100,405)	$(59,927)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.69)	$(3.31)	$(2.31)	$(9.58)
Weighted-average common shares used in net loss per share attributable to common stockholders, basic and diluted	50,087,747	6,717,792	43,438,919	6,254,069